UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 1, 2010


                            First Liberty Power Corp.
             (Exact name of registrant as specified in its charter)

           Nevada                     333-147323                  45-0560329
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

114 West Magnolia St., #400 - 136, Bellingham, WA                   98225
    (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code (702) 990-8402

                                      N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective March 1, 2010, we entered into a consulting agreement with John Rud, wherein John Rud has agreed to provide, among other things, consulting services to our company for a period of 12 months. In consideration for agreeing to provide such consulting services, we have agreed to issue to John Rud 250,000 shares of our common stock.

Effective March 11, 2010, we issued 720,000 units in a private placement, raising gross proceeds of $360,000, or $0.50 per unit. Each unit consists of one common share in the capital of our company and one common share purchase warrant. Each whole common share purchase warrant shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twelve months commencing from closing, at a purchase price of $0.50 per warrant share. We issued the securities to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On March 1, 2010, we appointed John Rud as vice president of exploration of our company.

JOHN RUD, VICE PRESIDENT OF EXPLORATION

John Rud has amassed over 50 years of experience in identifying, exploring and processing a wide variety of mineral deposits. Mr. Rud holds a Bachelor of Science degree and a Master of Science degree in Geology from the University of Oregon. For the past five years, he has concentrated on uranium properties and production. His lifelong experience in all aspects of putting mining properties in production makes him a unique Company resource.

Formerly employed at AZCO Mica, Inc., where he served as a marketing director, Mr. Rud was responsible for the design and construction of a wet-ground mica plant. Along with hiring all personnel and contractors, he oversaw equipment procurement and supervised all corporate marketing activities.

Mr. Rud is also the former president and director of Gentry Steel Inc., a position that required him to govern day-to-day operations of the public listed company. The corporation is presently completing the mine permitting, the purchasing of land for the processing plant, and procuring the mining and processing equipment for a 30-million pound per year high-grade iron oxide pigment operation. A brief summary of Mr. Rud's recent mine development experience is as follows:

     * Marketing Director (AZCO Mica, Inc.) Responsible for the design and construction of a wet ground mica plant. Hired all personnel and contractors. Procurement of equipment. Supervised all marketing activities regarding the wet ground mica product. Mill currently in operation and producing a wet ground mica product.
     * President/Director (Gentry Steel Inc.) Responsible for managing the day-to-day operations of the public company. Company is presently completing the mine permitting, purchasing land for the processing plant, and procuring the mining and processing equipment for a 30 million pound per year high-grade iron oxide pigment operation.
     * President/Geologist (Aimco Consolidated) Supervised geological mapping of the Gentry Iron Ore Deposit. Supervised Core drilling program to delineated ore reserves. Completed a feasibility program to determine the economic merits of the iron ore deposit.
     * Geologist Located and evaluated a porphyry copper deposit in the Picacho Mountain, Pinal County, AZ. Leased property to Cyprus Metals Corporation.
     * Geological Consultant Designed and constructed a 24 TPD portable column flotation plant. The portable plant was equipped with fine ore feeder, grinding circuit, computer controlled flotation column, drying and bagging facilities.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST LIBERTY POWER CORP.


/s/ Glyn R. Garner
-----------------------------------
Glyn R. Garner
President and Director

Date: March 15, 2010



                                       3